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Exhibit 10.18

PFI Holdings Corp.
1055 West 8th Street
Azusa, California 91702

March 8, 2004

Joseph J. Jaeger
195 Flintlock Road
Southport, CT 06890

  Re:
  PFI Holdings Corp. (the "Company")
   Grant of Nonqualified Stock Option

Dear Joe:

        The Company is pleased to advise you that its Board of Directors has granted to you a stock option (an "Option"), as provided below, under the PFI Holdings Corp. 2003 Stock Option Plan (the "Plan"), a copy of which is attached hereto and incorporated herein by reference.

        1.    Definitions.    For the purposes of this Agreement, the following terms shall have the meanings set forth below:

          "Board" shall mean the Board of Directors of the Company.

          "Cause" shall have the meaning set forth in the Plan.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

          "Committee" shall mean the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board.

          "Common Stock" shall mean the Company's Common Stock, par value $.01 per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

          "Company" shall mean PFI Holdings Corp., a Delaware corporation, and (except to the extent the context clearly requires otherwise) any subsidiary corporation of PFI Holdings Corp. as such term is defined in Section 424(f) of the Code.

          "Disability" shall mean your inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively your duties and obligations as an employee of the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

          "Fair Market Value" of the Common Stock shall be determined in good faith by the Committee or, in the absence of the Committee, by the Board.

          "Investors" shall mean each of the Summit Investors and each of the PFDC Investors so long as such Person continues to own any Investor Stock.

          "Investor Stock" shall mean (i) the Common Stock purchased by the Summit Investors pursuant to that certain Stock Purchase Agreement among certain Summit Investors and the Company, dated as of November 3, 2003, (ii) the Common Stock acquired by certain PFDC Investors pursuant to that certain Stock Purchase Agreement among Pierre Fabre Dermo-Cosmetique, S.A., a French societe anonyme, the Company, PFI Acquisition Corp., a New York corporation and a wholly owned subsidiary of the Company, and Pierre-Fabre, Inc., a New York

  corporation, dated as of November 3, 2003, and (iii) any other Common Stock held by the Investors.

          "Option Shares" shall mean (i) all shares of Common Stock issued or issuable upon the exercise of the Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Option Shares shall continue to be Option Shares in the hands of any holder other than you (except for the Company or the Investors and, to the extent that you are permitted to transfer Option Shares pursuant to paragraph 14 or 16 hereof, purchasers pursuant to a public offering under the Securities Act), and each such transferee thereof shall succeed to the rights and obligations of a holder of Option Shares hereunder.

          "Person" shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PFDC Investors" shall mean the PFDC Stockholders (as defined in the Stockholders Agreement) and each of their respective Permitted PFDC Transferees (as defined in the Stockholders Agreement).

          "Public Sale" shall mean any sale of Option Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

          "Sale of the Company" shall mean the sale of the Company pursuant to which any party or parties (other than Summit Partners, L.P. and/or any of its affiliated investment funds) acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute.

          "Stockholders Agreement" means that certain Stockholders Agreement among the Company and certain of its stockholders dated as of November 3, 2003.

          "Summit Investors" shall mean Summit Ventures V, L.P., Summit Ventures V Companion Fund, L.P., Summit V Advisors (QP) Fund, L.P., Summit V Advisors Fund, L.P., Summit Ventures VI-A, L.P., Summit Ventures VI-B, L.P., Summit VI Advisors Fund, L.P., Summit VI Entrepreneurs Fund, L.P., Summit Investors VI, L.P. and Summit Subordinated Debt Fund II, L.P., and their respective affiliates and successors and assigns.

          "Summit Investor Stock" shall mean the Common Stock purchased by the Summit Investors pursuant to that certain Stock Purchase Agreement among certain Summit Investors and the Company, dated as of November 3, 2003, and any other Common Stock held by the Summit Investors.

        2.    Option.

        (a)    Terms.    Your Option is for the purchase of up to 75,000 shares of Common Stock (the "Option Shares") at a price per share of $0.10 (the "Exercise Price"), payable upon exercise as set forth in paragraph 2(b) below. Your Option shall expire at the close of business on the tenth (10th) anniversary of the date hereof (the "Expiration Date"), subject to earlier expiration as provided in paragraph 3(c) below or upon termination of your employment as provided in paragraph 4(b) below. Your Option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

        (b)    Payment of Option Price.    Subject to paragraph 3 below, your Option may be exercised in whole or in part upon payment of an amount (the "Option Price") equal to the product of (i) the Exercise Price multiplied by (ii) the number of Option Shares to be acquired. Payment shall be made in cash (including check, bank draft or money order).

        3.    Exercisability/Vesting.

        (a)    Normal Vesting.    Your Option may be exercised only to the extent it has become vested. Your Option shall vest and become exercisable in accordance with the following schedule, if and only if you are, and have been, continuously employed by the Company from the date of this Agreement through such date:

Date	Cumulative Percentage of Options Vested
March 8, 2005	25%
March 8, 2006	50%
March 8, 2007	75%
March 8, 2008	100%

If you cease to be employed by the Company for any reason on any date prior to March 8, 2005, none of your Options shall be vested (i.e., a first year "cliff" vest). After March 8, 2005, if you cease to be employed by the Company for any reason on any date other than the dates specified above, the cumulative percentage of Options that are vested as of the date of such event shall be determined on a pro-rata basis according to the number of full 30-day periods elapsed since March 8, 2005 or (if later) the last date specified above as of which you were still employed by the Company (i.e., monthly "pro-rated" vesting subsequent to March 8, 2005).

        (b)    Effect on Vesting in Case of Employment Termination.    Notwithstanding paragraph 3(a) above, unless otherwise determined by the Committee, if your employment with the Company terminates prior to the Expiration Date for any reason other than for Cause, your Option shall be vested and fully exercisable with respect to that portion of your Option that was vested and exercisable on the date your employment with the Company ceased and any portion of your Option that was not vested and exercisable on such date shall expire and be forfeited. If you are discharged for Cause, all of your Option not previously exercised shall expire and be forfeited whether exercisable or not. The number of Option Shares with respect to which your Option may be exercised shall not increase once you cease to be employed by the Company.

        (c)    Acceleration of Vesting on Sale of the Company.    If you have been continuously employed by the Company from the date of this Agreement until a Sale of the Company, the portion of your outstanding Option which has not become vested as of the date of such event shall immediately vest and become exercisable with respect to 100% of the Option Shares simultaneously with the consummation of the Sale of the Company. In any event, any portion of your Option which has not been exercised prior to or in connection with the Sale of the Company shall expire and be forfeited, unless otherwise determined by the Committee or the Board in its sole discretion.

        4.    Expiration of Option.

        (a)    Normal Expiration.    In no event shall any part of your Option be exercisable after the Expiration Date set forth in paragraph 2(a) above.

        (b)    Early Expiration Upon Termination of Employment.    Any portion of your Option that was not vested and exercisable as of the date your employment with the Company terminated shall expire and be forfeited on such date, and any portion of your Option that was vested and exercisable as of the date your employment with the Company terminated shall also expire and be forfeited; provided that: (i) if you die or become subject to any Disability, the portion of your Option that is vested and exercisable shall expire 90 days from the date of your death or Disability, but in no event after the

Expiration Date, (ii) if you resign, the portion of your Option that is vested and exercisable shall expire 45 days from the date of your resignation, but in no event after the Expiration Date, and (iii) if you are discharged other than for Cause, the portion of your Option that is vested and exercisable shall expire 30 days from the date of your discharge, but in no event after the Expiration Date.

        5.    Procedure for Exercise.    You may exercise all or any portion of your Option, to the extent it has vested and is exercisable, at any time and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Company's Secretary) and your written acknowledgement that you have reviewed and have been afforded an opportunity to ask questions of management of the Company with respect to all financial and other information provided to you regarding the Company, together with payment of the Option Price in accordance with the provisions of paragraph 2(b) above. As a condition to any exercise of your Option, you shall permit the Company to deliver to you all financial and other information regarding the Company it believes necessary to enable you to make an informed investment decision, and you shall make all customary investment representations which the Company requires.

        6.    Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares.    You represent and warrant that when you exercise your Option you shall be purchasing Option Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Shares unless your offer, sale or other disposition thereof is registered or qualified under the Securities Act and applicable state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. You agree that you shall not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. You further understand that the certificates for any Option Shares you purchase shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

        7.    Non-Transferability of Option.    Your Option is personal to you and is not transferable by you other than by will or the laws of descent and distribution. During your lifetime only you (or your guardian or legal representative) may exercise your Option. In the event of your death, your Option may be exercised only (i) by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that you were entitled hereunder at the date of your death.

        8.    Conformity with Plan.    Your Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan. Notwithstanding anything to the contrary in this Agreement, the Company is not making, and you hereby acknowledge that the Company has not made, any representations or warranties with respect to the tax treatment of your Option or any tax consequences in connection therewith.

        9.    Rights of Participants.    Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate your employment at any time (with or without Cause), nor confer upon you any right to continue in the employ of the Company for any period of time or to continue your present (or any other) rate of compensation, and in the event of your termination of employment (including, but not limited to, termination by the Company without Cause), any portion of your Option that was not previously vested and exercisable shall expire and be forfeited, except as otherwise provided herein. Nothing in this Agreement shall confer upon you any right to be selected again as a Plan participant, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of Option Shares subject to your Option upon the occurrence of subsequent events except as provided in paragraph 11 below.

        10.    Withholding of Taxes.    The Company shall be entitled, if necessary or desirable, to withhold from you from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any minimum statutory withholding with respect to any Option Shares issuable under this Plan, and the Company may defer such issuance unless indemnified by you to its satisfaction.

        11.    Adjustments.    In the event of (a) a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee shall make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option and the Exercise Price specified herein as may be determined to be appropriate and equitable, in order to prevent the dilution or enlargement of rights under your Option, and (b) any merger, consolidation or exchange of shares, the Board or the Committee may make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option and the Exercise Price specified herein as may be determined to be appropriate and equitable, in order to prevent the dilution or enlargement of rights under your Option. The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefore, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to any Options.

        12.    Right to Purchase Option Shares Upon Your Termination of Employment.

        (a)    Repurchase of Option Shares.    If your employment with the Company shall terminate (the "Termination") for any reason, including upon your death, Disability, resignation or termination with or without Cause (the date on which such termination occurs being referred to as the "Termination Date"), then the Company shall have the option to repurchase all or any part of the Option Shares issued or issuable upon exercise of your Option, whether held by you or by one or more of your transferees, at the price determined in accordance with the provisions of paragraph 13 hereof (the "Repurchase Option").

        (b)    Repurchase by Company.    The Company may elect to purchase all or any portion of the Option Shares by delivery of written notice (the "Repurchase Notice") to you or any other holders of the Option Shares within six months after the date of the Termination for any shares of Common Stock issued at least six months and one day prior to such date of Termination (or in the case of shares of Common Stock issued six months or less prior to such date of Termination or at any time after such date of Termination, no earlier than six months and one day and no later than nine months and one day after the date of the issuance of such shares of Common Stock) (the "Repurchase Notice Period"). The Repurchase Notice shall set forth the number of Option Shares to be acquired from you and such other holder(s), the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of Option Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Option Shares held by you at the time of delivery of the Repurchase Notice. If the number of Option Shares then held by you is less than the total number of Option Shares the Company has elected to purchase, then the Company shall purchase the remaining shares elected to be purchased from the other holders thereof, pro rata according to the number of shares held by each such holder at the time of delivery of such Repurchase Notice (determined as close as practical to the nearest whole share).

        (c)    Repurchase by Investors.    If for any reason the Company does not elect to purchase all of the Option Shares pursuant to the Repurchase Option, then the Investors shall be entitled to exercise the Company's Repurchase Option in the manner set forth in paragraph 12(a) for all or any portion of the number of Option Shares the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there shall be Available Shares, but in any event within 45 days prior to the expiration of the Repurchase Notice Period referred to in paragraph 12(b) above, the Company shall deliver written notice (the "Option Notice") to the Investors setting forth the number of Available Shares and the price for each Available Share. Notwithstanding any provision to the contrary, the Investors shall not be permitted to exercise the Company's Repurchase Option until and to the extent that such Repurchase Option becomes exercisable by the Company pursuant to paragraph 12(b) above. Each Investor may elect to purchase any number of Available Shares by delivering written notice to the Company within 30 days after receipt of the Option Notice from the Company. If more than one Investor elects to purchase the Available Shares and such elections exceed the number of Available Shares, the number of Available Shares to be purchased by the electing Investors shall be allocated among them pro rata according to the number of shares of Common Stock owned by each Investor on a fully-diluted basis. As soon as practicable, and in any event within five days after the expiration of such 30-day period, the Company shall notify you and any other holder(s) of Option Shares as to the number of Option Shares being purchased from you by the Investors (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to you and such other holder(s) of Option Shares, the Investors shall also receive written notice from the Company setting forth the number of shares it is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

        (d)    Closing of Repurchase of Option Shares.    The closing of the purchase of Option Shares pursuant to this paragraph 12 shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, as the case may be, which date shall not be more than 60 days nor less than five days after the delivery of the later of either such notice to be delivered. At the closing, the purchaser or purchasers shall pay the purchase price in the manner specified in paragraph 13(b) and you and any other holders of Option Shares being purchased shall deliver the certificate or certificates representing such shares to the purchaser or purchasers or their nominees, accompanied by duly executed stock powers. Any purchaser of Option Shares under this paragraph 12 shall be entitled to receive customary representations and warranties from you and any other selling holders of Option Shares regarding the sale of such shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances).

        13.    Purchase Price for Option Shares.

        (a)    Purchase Price.    The purchase price per share to be paid for the Option Shares purchased by the Company and/or the Investors pursuant to paragraph 12 shall be the Fair Market Value thereof as of the Termination Date.

        (b)    Manner of Payment.    If the Company elects to purchase all or any part of the Option Shares, including Option Shares held by one or more transferees, the Company shall pay for such shares by certified check or wire transfer of funds to the extent such payment would not cause the Company to violate the General Corporation Law of the State of Delaware and would not cause the Company to breach any agreement to which it is a party relating to the indebtedness for borrowed money or other material agreement. If any such restrictions prohibit the repurchase of Option Shares hereunder which the Company is otherwise entitled to make, the time periods provided in this paragraph 13 shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under any indebtedness or obligations owed by you to the Company. If any Investors elect to purchase all or any portion of the Available Shares, such Investors shall pay for that portion of such Option Shares by certified check or wire transfer of funds.

        14.    Restrictions on Transfer.

        (a)    Transfer of Option Shares.    You shall not sell, pledge or otherwise transfer any interest in any Option Shares except pursuant to a Public Sale or the provisions of paragraph 12 or 16 hereof ("Exempt Transfers") and except pursuant to the provisions of this paragraph 14.

        (b)    Certain Permitted Transfers.    The restrictions contained in this paragraph 14 shall not apply with respect to transfers of Option Shares (i) pursuant to applicable laws of descent and distribution or (ii) among your family group; provided that the restrictions contained in this paragraph shall continue to be applicable to the Option Shares after any such transfer and the transferees of such Option Shares have agreed in writing to be bound by the provisions of this Agreement. Your "family group" means your spouse and descendants.

        (c)    Termination of Restrictions.    The restrictions on the transfer of Option Shares set forth in this paragraph 14 shall terminate when the Company has sold shares of its Common Stock pursuant to a public offering registered under the Securities Act.

        15.    Additional Restrictions on Transfer.

        (a)    Restrictive Legend.    The certificates representing the Option Shares shall bear the following legend:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON MARCH 8, 2004, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION AGREEMENT BETWEEN THE COMPANY AND JOSEPH J. JAEGER DATED AS OF MARCH 8, 2004, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

        (b)    Opinion of Counsel.    You may not sell, transfer or dispose of any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

        (c)    Holdback.    You agree not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten public offering, except as part of such underwritten registration if otherwise permitted by the Company.

        16.    Sale of the Company.

        (a)    Consent to Sale of Company.    If the Board and the holders of a majority of the Summit Investor Stock then outstanding approve the Sale of the Company (whether by merger, consolidation, sale of all or substantially all of its assets or sale of all of the outstanding capital stock or otherwise) (the "Approved Sale"), you shall consent to and raise no objections against the Approved Sale of the Company, and if the Approved Sale of the Company is structured as a sale of stock, reverse merger, or other transaction having the effect of a stock sale, you shall agree to sell all of your Option Shares and rights to acquire Option Shares on the terms and conditions approved by the Board and the holders of a majority of the Summit Investor Stock then outstanding. You shall take all necessary and desirable actions in connection with the consummation of the Approved Sale.

        (b)    Purchaser Representative.    If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), you shall, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If you appoint the purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative, but if you decline to appoint the purchaser representative designated by the Company you shall appoint another purchaser representative (reasonably acceptable to the Company), and you shall be responsible for the fees of the purchaser representative so appointed.

        (c)    Transaction Costs.    Generally, the Company shall pay all transaction costs associated with any Approved Sale to the extent such costs are incurred for the benefit of all holders of capital stock of the Company. To the extent such costs are not incurred by the Company prior to the distribution of proceeds from any Approved Sale or by the acquiring company, such costs shall be borne in part by you according to your pro-rata share (based upon the amount of consideration received by you for such Option Shares in the Approved Sale) of the costs of any Approved Sale. You will be obligated to join on a pro rata basis (based upon the amount of consideration you receive for your Option Shares in the Approved Sale) in any indemnification or other obligations that the holders of a majority of the Summit Investor Stock agree to provide in connection with such Approved Sale (other than any such obligations that relate specifically to your Option Shares such as indemnification with respect to representations and warranties given by you regarding your title to and ownership to Option Shares).

        (d)    Termination of Restrictions.    The provisions of this paragraph 16 shall terminate when the Company has sold shares of its Common Stock pursuant to a public offering registered under the Securities Act.

        (e)    Stockholder Vote.    In the event of a Sale of the Company, at your request, the Company shall seek disinterested stockholder approval of the accelerated vesting of your Option in the manner permitted by Section 280G of the Code and the regulations thereunder but the Company makes no representation or warranty regarding the outcome of such disinterested stockholder vote.

        17.    Remedies.    The parties hereto (and the Investors as third-party beneficiaries) shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto (and any Investor as a third-party beneficiary) shall be entitled to specific performance and/or injunctive relief (without posting bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

        18.    Amendment.    Except as otherwise provided herein and notwithstanding anything to the contrary in the Plan, any provision of this Agreement may be amended or waived only with the prior written consent of the Company and the Plan participants who have been granted options to purchase a majority of the options under the Plan (based on the number of underlying shares of Common Stock issuable upon the exercise of all such options) theretofore granted under the Plan (unless you will be treated in a manner different from other Plan participants, in which case your individual written consent will also be required); provided that no provision of paragraphs 12 through this paragraph 18 may be amended or waived without the prior written consent of the Investors holding a majority of the Investor Stock then outstanding.

        19.    Successors and Assigns.    Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties, hereto whether so expressed or not.

        20.    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be- effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

        21.    Counterparts.    This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

        22.    Descriptive Headings.    The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        23.    Governing Law.    The corporate law of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of California.

        24.    Notices.    All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you and to the Company and the Investors at the addresses indicated below:

If to the Optionee:
Joseph J. Jaeger 195 Flintlock Road Southport, CT 06890
With a copy to (which shall not constitute notice to the Optionee):
Gibney, Anthony & Flaherty, LLP 665 Fifth Avenue New York, NY 10022
Attention:	Frederick W. Anthony
Telephone:	(212) 688-5151
Telecopy:	(212) 688-8315
If to the Company:
PFI Holdings Corp. 1055 West 8th Street Azusa, California 91702
Attn:	Chairman of the Board Chief Executive Officer
Telecopy:	(626) 812-9462

With a copy to (which shall not constitute notice to the Company):
Summit Partners, L.P. 499 Hamilton Avenue Palo Alto, California 94301
Attention:	Walter G. Kortschak Craig D. Frances
Telephone:	(415) 321-1166
Telecopy:	(415) 321-1188
Kirkland & Ellis LLP 200 East Randolph Drive Chicago, Illinois 60601
Attention:	Ted H. Zook, P.C.
Telephone:	(312) 861-2000
Telecopy:	(312) 861-2200
If to the Summit Investors:
Summit Partners, L.P. 499 Hamilton Avenue Palo Alto, California 94301
Attention:	Walter G. Kortschak Craig D. Frances
Telephone:	(415) 321-1166
Telecopy:	(415) 321-1188
With a copy to (which shall not constitute notice to the Summit Investors):
Kirkland & Ellis LLP 200 East Randolph Drive Chicago, Illinois 60601
Attention:	Ted H. Zook, P.C.
Telephone:	(312) 861-2000
Telecopy:	(312) 861-2200
If to the PFDC Investors:
c/o Pierre Fabre Dermo-Cosmetique, S.A. 1, Avenue d'Albi la Michonne 81 106 Castres Cedex France Attn: Bertrand Parmentier, CFO Telephone: +33 (5) 63 71 47 31 Telecopy: +33 (5) 63 71 47 16
With a copy to (which shall not constitute notice to the PFDC Investors):
Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC 333 West Wacker Drive Chicago, Illinois 60606 Attention: Peter J. Barack, Esq. Telephone: (312) 948-3101 Telecopy: (312) 984-3150

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

        25.    Third-Party Beneficiary.    The Company and you acknowledge that the Investors are third-party beneficiaries under this Agreement.

        26.    Entire Agreement.    This Agreement and the Plan constitute the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by you of Common Stock of the Company. If there are any conflicts in terms and conditions between this Agreement and the Plan, the terms and conditions of the Plan shall govern, unless otherwise determined by the Committee or the Board.

        27.    Code Section 280G.    Notwithstanding any provision of this Agreement to the contrary, if all or any portion of the payments or benefits received or realized by you pursuant to this Agreement either alone or together with other payments or benefits which you receive or realize or are then entitled to receive or realize from the Company or any of its affiliates would constitute a "parachute payment" within the meaning of Section 280G of the Code and the regulations promulgated thereunder and/or any corresponding and applicable state law provision, such payments or benefits provided to you shall be reduced by reducing the amount of payments or benefits payable to you pursuant to paragraph 3(c) of this Agreement to the extent necessary so that no portion of such payments or benefits shall be subject to the excise tax imposed by Section 4999 of the Code and any corresponding and/or applicable state law provision; provided that such reduction shall only be made if, by reason of such reduction, your net after tax benefit shall exceed the net after tax benefit if such reduction were not made. For purposes of this paragraph, "net after tax benefit" shall mean the sum of (i) the total amount received or realized by you pursuant to this Agreement that would constitute a "parachute payment" within the meaning of Section 280G of the Code and any corresponding and applicable state law provision, plus (ii) any other payments or benefits which you receive or realize or are then entitled to receive or realize from the Company and any of its affiliates that would constitute a "parachute payment" within the meaning of Section 280G of the Code and any corresponding and applicable state law provision, less (iii) the amount of federal and/or state income taxes payable with respect to the payments or benefits described in (i) and (ii) above calculated at the maximum marginal individual income tax rate for each year in which payments or benefits shall be realized by you (based upon the rate in effect for such year as set forth in the Code, and any corresponding applicable state law provisions at the time of the first receipt or realization of the foregoing), less (iv) the amount of excise taxes imposed with respect to the payments or benefits described in (i) and (ii) above by Section 4999 of the Code and any corresponding and applicable state law provision.

*    *    *    *    *

        Please execute the extra copy of this Agreement in the space below and return it to the Company's Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

Very truly yours,
PFI HOLDINGS CORP.
By:	/s/ ANDRE PIETERS
	Name:	Andre Pieters
	Title:	President
Enclosures:	(1)	Extra copy of this Agreement
	(2)	Copy of the Plan

        The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of February 25, 2004	OPTIONEE
/s/ JOSEPH J. JAEGER Name: Joseph J. Jaeger

CONSENT

        The undersigned spouse of Joseph J. Jaeger hereby acknowledges that I have read the foregoing Stock Option Agreement and that I understand its contents. I am aware that the Agreement provides for the repurchase of my spouse's shares of Common Stock under certain circumstances and imposes other restrictions on the transfer of such Common Stock. I agree that my spouse's interest in the Common Stock is subject to this Agreement and any interest I may have in such Common Stock shall be irrevocably bound by this Agreement and further that the my community property interest, if any, shall be similarly bound by this Agreement. I am aware that the legal, financial and other matters contained in this Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Agreement that I will waive such right.

/s/ LARAINE JAEGER Name of Spouse: Laraine Jaeger
/s/ LAURIE A. MCANDE Witness

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  Exhibit 10.18